Exhibit 10.2
THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.
VIGGLE INC.
LINE OF CREDIT PROMISSORY NOTE

Issuance Date: October 24, 2014	Principal Amount: Up to U.S. $20,000,000.00

FOR VALUE RECEIVED, Viggle Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Sillerman Investment Company III, LLC or its registered assigns (“Holder”) the Principal (as defined below) when due, whether upon the Maturity Date, acceleration, payment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date of an Advance (as defined below) until the same becomes due and payable, whether upon any Interest Date or acceleration, payment or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 18. For purposes hereof, “Principal” shall mean the aggregate amount of all Advances, as reduced pursuant to the terms hereof pursuant to payment or otherwise.
Subject to the terms and conditions set forth herein, the Holder has agreed to make Advances to the Company and the Company has agreed to accept Advances from Holder. Loans hereunder shall be funded in one or more advances (each, an “Advance”) of funds to the Company in accordance with the terms hereunder in an aggregate amount not to exceed $20,000,000. Any principal amount repaid or prepaid may not be reborrowed hereunder.
Subject to the satisfaction or waiver in writing by Holder of the conditions set forth in this paragraph, the Company shall have the right on any Business Day during the period commencing on the Issuance Date and ending on the Maturity Date to borrow funds from Holder in an aggregate principal amount up to $20,000,000; provided, that a borrowing shall be in a minimum amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. In the case of any Advance requested by the Company, at least two (2) Business Days (or such shorter period of time as to which Holder may agree) prior to the funding date for such Advance, Holder shall have received a Notice of Advance, substantially in the form attached hereto as Exhibit A (a “Notice of Advance”), duly completed and signed by an authorized officer of the Company together with all of the information required to be included with such Notice of Advance. Holder’s obligation to make any Advance hereunder is conditioned upon the accuracy, at the time of the Advance, of the Company’s representations and warranties set forth in Section 3 of that certain Securities Purchase Agreement, by and between the Company and Holder, dated as of the date hereof (the “Securities Purchase Agreement”). In addition, the Company may not request Advances in excess of $5,000,000 unless and until the Company shall have paid all amounts owing under that certain Term Loan Agreement, by and between the Company and Deutsche Bank Trust Company Americas, dated as of March 11, 2013, as amended (the “Term Loan Agreement”); provided, however, that the Company may request Advances in excess of $5,000,000 to pay off amounts outstanding under the Term Loan Agreement on or after December 15, 2014 and after stockholder approval of the warrants in accordance with the provision of the Securities Purchase Agreement, and Holder may, at any time after the date hereof and upon notice to the Company, advance on behalf of the Company to the lender under the Term Loan Agreement the funds necessary to satisfy such loan, and such advances shall be deemed Advances hereunder as if requested by Company. When Holder funds an Advance, the Holder shall fund the Advance with a 3% discount. For example, if the Company requests an advance of $1,000,000, the Holder shall fund $970,000; provided, however, that the amount of such Advance and the Principal represented thereby shall be $1,000,000.
1.PAYMENT.
(a)Payment at Maturity. On the Maturity Date (as defined below), the Company shall pay to the Holder an amount in cash equal to all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest.
(a)    Prepayment Right. Upon two (2) Business Days’ prior written notice to the Holder (each a “Prepayment Notice”), the Company may prepay all or any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. The amount elected by the Company to be prepaid by the Company (each a “Prepayment Amount”) and the date selected by the Company for such prepayment (each a “Prepayment Date”) shall be set forth in the applicable Prepayment Notice. On the applicable Prepayment Date, the Company shall pay to the Holder the sum of (i) the applicable Prepayment Amount in cash plus (ii) if any portion of such Prepayment Amount constitutes Principal (the “Principal Portion”), an amount equal to the product of (1) the applicable Prepayment Premium (as defined below) multiplied by (2) the applicable Principal Portion (the product of clauses (1) and (2) is referred to herein as a “Prepayment Premium Amount”). Notwithstanding the foregoing, no Prepayment Premium Amount shall be due with respect to any Prepayment Amount that is paid from Qualified Public Offering Proceeds (as defined below). In the event of the Company’s prepayment of any portion of this Note under this Section 1(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 1(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
2.    INTEREST. Interest on this Note shall commence accruing on the Issuance Date with respect to the amount of any outstanding Advances and shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall not compound, shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable in arrears on each three (3) month anniversary of the Issuance Date while this Note remains outstanding (pro rated for partial periods) (each such three (3) month anniversary of the Issuance Date while this Note remains outstanding is referred to herein as an “Interest Date”), with the first Interest Date being January 24, 2014. Interest shall be payable on each Interest Date (or such earlier date as otherwise contemplated by the terms of this Note) to the record holder of this Note in cash. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to seventeen percent (17%), or the highest amount allowed by law, whichever is lower. In the event that such Event of Default is subsequently cured, the automatic increase referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.
.

3.    RIGHTS UPON EVENT OF DEFAULT.
(a)    Event of Default. Each of the following events shall constitute an “Event of Default”:
(i)    the Company’s failure to pay to the Holder any amount of Principal, Interest or Late Charges when and as due under this Note only if such failure remains uncured for a period of ten (10) Business Days after the occurrence thereof;
(ii)    bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within ninety (90) days of their initiation;
(iii)    the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company’s assets or any other similar action under federal, state or foreign law;
(iv)    other than as specifically set forth in another clause of this Section 3(a), any breach or failure in any material respect by the Company to comply with any provision of this Note only if such breach or failure remains uncured for a period of fifteen (15) Business Days after written notice thereof from the Holder to the Company.

(b)    Notice of an Event of Default; Payment Right. Upon the occurrence of an Event of Default, the Company shall within five (5) Business Days deliver written notice thereof via facsimile or e-mail (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to pay (only during the continuance of such Event of Default) all or any portion of this Note by delivering written notice thereof (the “Event of Default Payment Notice”) to the Company, which Event of Default Payment Notice shall indicate the portion of this Note the Holder is electing to the Company to pay (such elected amount so indicated plus all accrued and unpaid Interest and Late Charges thereon is referred to herein as the “Required Payment Amount”). The payment of the Required Payment Amount shall be made in accordance with the provisions of Section 6. To the extent payments required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such payments shall be deemed to be voluntary prepayments.
4.    RIGHTS UPON A CHANGE OF CONTROL. No later than the third (3rd) Business Day prior to the consummation of a Change of Control (as defined below) (or such later date if such Change of Control has not been publicly announced prior to such 3rd Business Day), the Company shall deliver written notice thereof via facsimile or e-mail to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and one (1) Business Day prior to the consummation of such Change of Control, the Holder may require the Company to pay the entire amount of this Note outstanding as of the consummation of such Change of Control by delivering written notice thereof to the Company (a “Change of Control Payment Notice”). If the Holder timely delivers a Change of Control Payment Notice, then the amount to be paid to the Holder under this Section 4 in connection with such Change of Control shall be equal to the sum of (i) the entire amount outstanding under this Note as of the consummation of such Change of Control plus (ii) an amount equal to the product of (1) the applicable Change of Control Premium (as defined below) multiplied by (2) the principal amount of this Note outstanding as of the consummation of such Change of Control (the product of clauses (1) and (2) is referred to herein as the “Change of Control Premium Amount” and the sum of clauses (i) and (ii) is referred to herein as the “Change of Control Payment Amount”). The payment of the Change of Control Payment Amount shall be made in accordance with the provisions of Section 6. To the extent payments required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such payments shall be deemed to be voluntary prepayments. In the event of the Company’s payment of any portion of this Note under this Section 4, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
5.    COVENANTS. Until all amounts owing by the Company hereunder have been repaid or otherwise satisfied in accordance with their terms (unless otherwise consented to by the Holder):
(a)    Affiliate Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, make any loan or advance in excess of $500,000 to any employee, officer, director or affiliate of the Company, other than loans and advances (i) under the terms of an Approved Share Plan (as defined below), (ii) in the ordinary course of business consistent with past practice or (iii) to any of its Subsidiaries (as defined below).
(b)    Guarantee of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, guarantee any indebtedness for borrowed money of any unrelated third party.
(c)    Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money, other than (i) the indebtedness for borrowed money evidenced by this Note, and (ii) Permitted Indebtedness (as defined below).
(d)    Change in Nature of Business. The Company shall not change the principal business of the Company or exit the line of business in which the Company is engaged on the Issuance Date, other than (i) in connection with a Change of Control or a merger, acquisition, consolidation or other business combination or (ii) as determined by the Company’s board of directors in compliance with their fiduciary duties.
(e)    Restriction on Transfer of Material Technology and Intellectual Property Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell or assign any of its material technology or intellectual property assets, other than (i) sales or assignments of such assets in the ordinary course of business consistent with past practice, (ii) sales and assignments of such assets that do not have a fair market value in excess of $500,000 in the aggregate in any twelve (12) month period or (3) sales or assignments of such assets in connection with a Change of Control or a merger, acquisition, consolidation or other business combination.
(f)    Strategic Relationships. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value of greater than $1,000,000 at the time the Company enters into such relationship (without implication or admission that securities of the Company constitute assets of the Company).
(g)    Liquidation, Dissolution and Winding Up. The Company shall not, and shall not permit any of its material Subsidiaries to, liquidate or dissolve the Company or wind up the business of the Company, other than (i) in connection with a Change of Control or a merger, acquisition, consolidation or other business combination or (ii) as determined by the Company’s board of directors in compliance with their fiduciary duties.
6.    PAYMENT MECHANICS.
(a)    Mechanics. The Company shall deliver the applicable Required Payment Amount (subject to the reduction contemplated by the last sentence of Section 3(b)) to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s applicable Event of Default Payment Notice. The Company shall deliver the applicable Change of Control Payment Amount (subject to the reduction contemplated by the last sentence of Section 4) to the Holder in cash within five (5) Business Days following the date of consummation of the applicable Change of Control.
7.    VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.
8.    AMENDING THE TERMS OF THIS NOTE. Provisions of this Note may be amended only with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 8 shall be binding upon the Holder and the Company.
9.    TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to compliance with applicable securities laws.
10.    REISSUANCE OF THIS NOTE.
(a)    Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 10(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 10(d)) to the Holder representing the outstanding Principal not being transferred.
(b)    Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 10(d)) representing the outstanding Principal.
(c)    Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note (in accordance with Section 10(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)    Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a) or Section 10(c), the Principal designated by the Holder which, when added to the principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.
11.    PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.
12.    CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
13.    FAILURE OR INDULGENCE NOT WAIVER; WAIVERS. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
14.    NOTICES; PAYMENTS.
(a)    Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be to the Holder at:
430 Park Avenue
6th Floor
New York, NY 10019

And to the Company at:

902 Broadway, 11th Floor
New York, NY 10010
Attention: General Counsel

The Company will give written notice to the Holder at least five (5) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any dissolution or liquidation.
(b)    Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
(c)    Payments. Whenever any payment is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.
15.    CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
16.    WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
17.    GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 14. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
18.    CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a)    “1933 Act” means Securities Act of 1933, as amended.
(b)    “Approved Share Plan” means any plan which has been approved by the Company’s board of directors pursuant to which shares of Common Stock, options to purchase shares of Common Stock, RSUs, stock appreciation rights and the like may be issued to any employee, officer, director or consultant.
(c)     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(d)    “Change of Control” means (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of Common Stock that results in any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becoming the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act) of a majority of the aggregate ordinary voting power represented by issued and outstanding Common Stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding, with respect to each of (i) and (ii), transactions with affiliates of the Company.
(e)    “Change of Control Premium” means, with respect to a particular Change of Control, (as applicable) 6%.
(f)     “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(g)    “Convertible Securities” means any capital stock, note, debenture or other security of the Company or any of its Subsidiaries that is directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other equity security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.
(h)     “Interest Rate” means twelve percent (12%) per annum, as may be adjusted from time to time in accordance with Section 2.
(i)    “Maturity Date” shall mean October 24, 2017.
(j)    Intentionally Omitted.
(k)    “Note” means this Line of Credit Promissory Note, dated as of October 24, 2014, made by the Company in favor of the Holder.
(l)    “Permitted Indebtedness” means (i) indebtedness for borrowed money that is made expressly subordinate in right of payment to the indebtedness for borrowed money evidenced by the Note, as reflected in a written agreement reasonably acceptable to the Holder acting in good faith, and (ii) other indebtedness for borrowed money of the Company and its Subsidiaries which is presently outstanding, and (iii) other indebtedness for borrowed money hereafter incurred by the Company with the prior approval of the Holder or other indebtedness for borrowed money incurred by the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $1,000,000.
(m)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(n)     “Prepayment Premium” means, with respect to a particular Prepayment Date, (as applicable) 6%.
(o)    “Proceeds” means, with respect to a particular Qualified Public Offering, the gross amount of cash received directly or indirectly by the Company with respect to such Qualified Public Offering less all costs and expenses incurred by the Company in connection with such Qualified Public Offering.
(p)    “Qualified Public Offering” means a Subsequent Placement (as defined below) (i) that was effected pursuant to a registration statement filed by the Company with the SEC and (ii) in which the per share offering price is greater than or equal to (or, if the primary security issued in such Subsequent Placement is a Convertible Security, is deemed to be greater than or equal to) $5.00 per share (adjusted for any stock dividend, stock split, stock combination or other similar transaction).
(q)    “Qualified Public Offering Proceeds” means, with respect to a particular Qualified Public Offering, an amount equal to 33% of the Proceeds from such Qualified Public Offering.
(r)     “SEC” means the United States Securities and Exchange Commission or the successor thereto.
(s)     “Subsequent Placement” means the issuance or sale by the Company of any equity security of the Company, any Convertible Securities or any preferred stock of the Company.
(t)    “Subsidiary” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person, and all of the foregoing, collectively, “Subsidiaries.”

19.    MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

VIGGLE INC.
By: /s/ Tom McLean
Name: Tom McLean
Title: General Counsel

EXHIBIT A
to
Line of Credit Promissory Note
by and between
Viggle Inc.
and
Sillerman Investment Company III LLC
NOTICE OF ADVANCE REQUEST
Date: __________, 2014
Sillerman Investment Company III LLC
430 Park Avenue
6th Floor
New York, NY 10022
Dear Sir or Madam:
This Notice of Advance is executed and delivered by the Company to the Holder pursuant to that certain Line of Credit Promissory Note, dated as of October 24, 2014 (the “Note”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Note.
1.    The Company is requesting an Advance in the principal amount of $_________________.
2.    Please complete the following:
(a)    The Business Day on which such Advance is to occur is __________, 2014.
(b)    The payment instructions/wire instructions for the delivery of such Advance as follows:
________________________
________________________
ABA No.:________________
Account No.:_____________
3.    In connection with the Advance requested herein, the Company hereby represents, warrants, and certifies to Holder that all of the conditions precedent set forth in Section 3 of the Securities Purchase Agreement, dated as of October 24, 2014, by and between the Company and the Holder have been satisfied, and the Advance is permitted under the terms of the Note.
[Remainder of Page Intentionally Blank.
Signature Page Follows.]

This Notice of Advance is executed as of the date set forth above by the undersigned and the undersigned hereby certifies each and every matter contained herein to be true and correct.
VIGGLE INC.

By: _	Name: Title:

1